SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release ("Separation Agreement") is made by and between New York Mortgage Trust, Inc., a Maryland Corporation (the "Company"), and Steven B. Schnall ("Executive"). The Company and the Executive may be referred to collectively herein from time to time as "the Parties."

WHEREAS, Executive has been employed by the Company pursuant to an Employment Agreement executed on June 29, 2004 ("Employment Agreement"); and

WHEREAS, the Company has entered into an Asset Purchase Agreement, dated as of February 6, 2007, by and among the Company, The New York Mortgage Company, LLC ("NYMC") and IndyMac Bank, F.S.B. ("IndyMac"), pursuant to which the Company and NYMC have agreed to sell to IndyMac the retail mortgage loan origination business of NYMC (the "Sale Agreement"); and

WHEREAS, the Sale Agreement requires that, as a condition to the obligations of IndyMac to consummate the transactions contemplated by the Sale Agreement, Executive shall enter into an employment agreement with IndyMac ("IndyMac Employment Agreement") and terminate his employment with the Company, each effective as of the closing of the transactions contemplated under the Sale Agreement; and

WHEREAS, Executive and the Company have mutually agreed that Executive's employment with the Company shall terminate effective as of, and subject to, the closing of the transactions contemplated under the Sale Agreement; and

WHEREAS, the Parties have agreed to the terms and conditions relating to the termination of Executive's employment as set forth herein; and

WHEREAS, this Agreement shall supersede and replace in all respects the Employment Agreement, and the Employment Agreement shall be void and shall have no further force or effect whatsoever except to the extent expressly provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1. Effective Date of Agreement. This Separation Agreement shall become effective and enforceable only on and as of the Closing Date, and shall be subject to the Closing and the effectiveness of the IndyMac Employment Agreement, of the transactions contemplated

under the Sale Agreement (the "Effective Date" or "Date of Termination"). On the Effective Date, all of the terms, conditions, benefits and restrictions of this Separation Agreement shall be fully enforceable and binding on the Parties and if such Closing does not happen, this Separation Agreement shall be void ab intio and of no further force or effect.

2. Termination of Employment.

   a. As of the Effective Date, Executive hereby agrees that he shall resign his employment and any positions he holds with the Company and its subsidiaries and affiliates, including but not limited to his positions as Co-Chief Executive Officer and President of the Company; provided, however, that he shall not resign his positions as Chairman of the Board of Directors and as a director of the Company. Effective on the Effective Date, the Executive shall have no further duties or responsibilities to be performed for the Company or any of its subsidiaries or affiliates, other than as a director of the Company and as otherwise specified herein, and he shall have no authority to act or endeavor to act on behalf of the Company or any of its subsidiaries or affiliates for any reason whatsoever.

   b. The Company agrees that, for so long as Executive beneficially owns not less 1,000,000 shares of the Company's common stock, he shall have the right to be re-nominated for election to the Board of Directors of the Company at each annual meeting of the shareholders of the Company or at any special meeting of the shareholders at which directors are nominated for election to the Board, and the Board of Directors shall re-nominate him for election to the Board of Directors. Executive shall be entitled to receive the same compensation and other benefits that the other non-management members of the Board of Directors are entitled to receive.

   c. In the event the Company undertakes any business activity after the Date of Termination that causes Executive to be required, under the terms of his employment agreement with IndyMac, to resign as a director of the Company, the Company shall be required, at the election of Executive, within ten (10) business days after such election, to purchase from

Executive up to 100% of the shares of the Company's common stock that he beneficially owns, including, without limitation, shares owned by the Steven B Schnall Annuity Trust U/A 3/25/04, as of the Effective Date for a purchase price equal to the lower of 125% of the average daily closing prices of the Company's common stock as quoted on the New York Stock Exchange during the twenty (20) trading days preceding the date of Executive's resignation from the Board of Directors and $1,887,024; *provided, however*, that the foregoing provisions shall only apply to any shares of the Company's common stock that are beneficially owned by Executive or the Steven B Schnall Annuity Trust U/A 3/25/04 on the date hereof and shall not apply to any shares of the Company's common stock that are acquired by Executive after the date hereof, regardless of whether such subsequently acquired shares replace any shares that are sold by Executive after the date hereof. The foregoing provisions contained in this Section 2(c) shall be void *ab initio* and shall have no force or effect in the event of a Change in Control (as defined in the Employment Agreement) of the Company prior to any resignation by Executive as a director of the Company under the circumstances contemplated in this Section 2(c).

d. Except as expressly provided in this Separation Agreement, Executive will not receive any compensation or benefits from the Company after the Date of Termination. Executive and the Company each acknowledges agrees that valid consideration exists for the promises contained in this Agreement.

3. Consideration to Executive.

a. On the Date of Termination, the Company shall pay to Executive all salary and other compensation due but not yet paid for services provided until and including the Date of Termination.

b. The Company shall continue to, or shall cause any successor following a sale, merger, or other change in control of the Company to, carry Directors and Officers insurance coverage on Executive for a period of Twenty-Four

(24) months from the Date of Termination for his acts and omissions while an officer of the Company on a basis no less favorable to him than the coverage provided to current officers and directors.

c. The Company agrees to reimburse Executive for the business expenses incurred through the Date of Termination in accordance with Section 6(d)(viii) of the Employment Agreement.

d. The Company agrees that the forfeiture restrictions that apply to the 15,856 shares of restricted common stock of the Company held by Executive shall lapse as of the Date of Termination and such shares of common stock shall become fully vested on the Date of Termination. In addition, any unvested employer contributions in Executive's 401(k) Plan account with the Company shall become fully vested as of the Date of Termination.

e. The Executive understands and agrees that all payments and other benefits payable to the Executive will be treated by the Company as compensation expense.

4. Waiver, Release of Claims, and Covenant Not to Sue.

a. Executive, for himself, his agents, personal representatives, heirs and assigns, hereby unconditionally releases and forever discharges the Company and all of its affiliated entities and subsidiaries, as well as their respective officers, directors, partners, owners, employees, agents, representatives, financial advisors, predecessors and successors, whether in their individual or representative capacities (collectively "Released Parties") from all liability for any acts, occurrences or omissions arising out of or connected in any way with Executive's employment, or termination of employment, by the Company and any of its affiliates or subsidiaries, both as to matters now known and those discovered hereafter. The foregoing includes, but is not limited to, any and all claims for monetary relief, injunctive relief, back pay, fringe benefits, attorney fees, costs, and employment or reinstatement, that could have been raised under

common law, including wrongful discharge, breach of any contractual rights, both express or implied, breach of any covenant of good faith and fair dealing, both express or implied, any tort, any claim of invasion of privacy, any legal restrictions on the Released Parties' rights to terminate employees, and any federal, state, or other governmental statute, regulation, ordinance, or directive, specifically including but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and state securities laws. The foregoing also includes any and all claims Executive could have brought as a shareholder, partner, member, director or officer of any of the Released Parties. Executive covenants not to sue the Released Parties with respect to any of the released claims or potential claims described above. The foregoing release does not waive or infringe (i) Executive's right to receive retirement benefits or other vested benefits to the extent he is eligible for such benefits pursuant to the terms of any applicable retirement or benefit plan; (ii) any rights to vested stock described in Section 3(d) hereof, and (iii) any indemnification rights of Executive under the Company's charter, by-laws and/or insurance.

b. The Company hereby unconditionally releases and forever discharges Executive from all liability for any acts, occurrences or omissions arising out of or connected in any way with Executive's employment, prospective employment, or termination of employment by, or services as a member of the Board of Directors of, the Company and any of its affiliates or subsidiaries, both as to matters now known and those discovered hereafter, except to the extent the Company determines in good faith that the Executive has engaged in any fraudulent or criminal conduct. The Company covenants not to sue the Executive with respect to any of the released claims or potential claims described above.

c. The Parties expressly understand and agree that the waivers, releases and covenants not to sue set forth in clauses (a) and (b) above do not preclude either Party from acting to enforce the terms, conditions, rights, obligations and requirements of this Separation Agreement as provided herein.

5. Nondisclosure of Confidential Information.

a. Executive shall keep confidential all secret or Confidential Information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses and properties, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies, except for secret or Confidential Information, knowledge or data which becomes public knowledge (other than as a result of any act by the Executive or any representatives of the Executive in violation of this Separation Agreement) or secret or Confidential Information, knowledge or data that relates to the Business or the Purchased Assets (each as defined in the Sale Agreement) that are purchased by IndyMac pursuant to the Sale Agreement and that Executive determines is necessary or appropriate for disclosure to IndyMac or in connection with the operation of the Business by IndyMac. Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The agreement made in this Section 5 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information of the Company. "Confidential Information," as used in this Separation Agreement, means any and all confidential information (whether recorded in documentary form or by electronic or other means) relating to the properties, business methods, corporate plans, business plans, strategic plans, employee information (including compensation, qualifications, and utilization), management systems,

finances, existing or developing business opportunities, processes under development or development projects of the Company, or relating to the marketing or sales of any past, present or future property or asset of the Company. Confidential Information also includes any other information to which the Company attaches an equivalent level of confidentiality or in respect of which it owes an obligation of confidentiality to any third party, knowledge of which Executive acquired at any time during his employment by the Company or any of its affiliated companies and which is not readily ascertainable to persons not connected with the Company either at all or without significant expenditure of labor, skill or money. The nondisclosure obligation set forth in this Paragraph is in addition to Executive's fiduciary, statutory and other common law duties to maintain the confidentiality of the Company's Confidential Information and, to the extent not otherwise provided herein, the Company's trade secrets.

6. Acknowledgement of Enforceability of Covenants. It is agreed by the Parties that the covenants contained in Section 5 impose a fair and reasonable restraint on Executive in light of the activities and business of the Company on the date of the execution of this Separation Agreement and the current plans of the Company; but it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and its affiliates throughout the term of these covenants. Executive also acknowledges that this restraint will not prevent him from earning a living in his chosen field of work.

   a. In the event any court of competent jurisdiction shall determine that the scope, time or other restrictions set forth herein are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

   b. It is specifically agreed that the duration of the period during which the agreements and covenants of Executive made in Section 5 shall be

effective shall be computed by excluding from such computation any time during which Executive is in violation of any provision of Section 5.

7. Consultation in Advance of Action. Before Executive engages in any action which may reasonably be construed as a violation of this Separation Agreement, or as to which Executive believes the application of the Separation Agreement is not clear, Executive agrees to contact and confer with the Chairman of the Audit Committee of the Company's Board of Directors, or his designee, regarding Executive's intended action, to make a good faith effort to avoid a violation, and to discuss the availability of alternative courses of action that would not result in a violation. Both Parties agree to engage in such discussions in good faith.

8. Severability. The Parties understand and agree that every Section, and each subpart, sub-paragraph or provision therein, of this Separation Agreement is separable, severable and divisible from the rest of the Separation Agreement. If any Section, subpart, sub-paragraph or provision herein is ruled invalid, illegal, unenforceable or void by any arbitrator, regulatory agency or court of competent jurisdiction, the Parties understand and agree that the remainder of this Separation Agreement shall continue to be enforceable to the fullest extent permitted by law.

9. Choice of Governing Law. The Parties understand and agree that the validity, interpretation, construction and performance of this Separation Agreement, as well as the rights of the Parties under this Separation Agreement, shall be governed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

10. Full Integration. This Separation Agreement constitutes the entire agreement between the parties regarding the resignation of Executive's employment with the Company. It fully supercedes any and all prior oral or written representations, communications or agreements between the parties pertaining to its subject matter, including the Employment Agreement. The Parties understand and agree that by executing this Separation Agreement, the Parties mutually and voluntarily release one another from each and every of their respective rights and obligations under the Employment Agreement and agree that Executive's Employment Agreement shall be void and shall have no further force or effect whatsoever. The Parties further acknowledge that no written or oral representations inconsistent with or additional to the terms and conditions of this Separation Agreement have been made or reached. Except

as provided herein, the parties further agree that no modification, amendment or waiver of any of the provisions of this Separation Agreement shall be effective unless made in writing, specifically referring to this Separation Agreement, and signed by Executive and the Company.

11. Disputes. Each Party to this Separation Agreement shall be entitled to seek any and all relief to which it or he, as applicable, is entitled in any court of competent jurisdiction with respect to any violation or threatened violation by the other Party of this Separation Agreement. In the event a Party institutes any proceeding to enforce his or its legal rights under, or to recover damages for breach by the other Party of, this Separation Agreement, the prevailing Party shall be entitled to recover from the other Party any actual expenses for attorney's fees and disbursements incurred by such prevailing Party.

12. No Waiver. The Parties acknowledge and agree that the failure to enforce at any time any of the provisions of this Separation Agreement or to require at any time performance by any party of any of the provisions hereto shall in no way be construed as a waiver of such provision or affect the validity of this Separation Agreement or any part thereof, or the right of each party thereafter to enforce each and every provision in accordance with the terms of this Separation Agreement.

13. Assignability. This Separation Agreement is not assignable by Executive but is assignable by the Company. This Separation Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

14. Non-Disclosure of Agreement. The Parties agree to keep any and all matters relating to this Separation Agreement, including its existence, terms and the negotiations and circumstances which led to this Separation Agreement, confidential such that they will not disclose such matters to any person or entity at any time; provided that the Company shall not be restricted from making such disclosures as it may determine to be necessary or advisable in connection with its public company reporting obligations.

15. Counterparts. This Separation Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes.

Both Parties have read this Separation Agreement, understand and agree to its terms and enter into it voluntarily. By signing below, Executive acknowledges that he is receiving a signed copy of this Separation Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Separation Agreement to be signed as of the day and year first below written.

New York Mortgage Trust, Inc.

Date: 2/6/07

By: David A. Akre
Title: Co-CEO

Date: 2/6/07

Steven B. Schnall